Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of May 7, 2019 (the “Effective Date”) by and among HNKK Holdings Limited, a company registered in the British Virgin Islands (“Purchaser”), Merrimack Pharmaceuticals, Inc., a Delaware corporation (“Seller”), and Silver Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Seller owns shares (“Seller’s Shares”) of the Company’s Series A Preferred Stock, par value USD$0.0001 per share (the “Series A Preferred Stock”), which Seller’s Shares are subject to the terms of that certain Series A Preferred Stock Purchase Agreement dated as of August 20, 2010, that certain Amended and Restated Voting Agreement dated as of December 4, 2016, that certain Amended and Restated First Refusal and Co-Sale Agreement dated as of December 4, 2016 and that certain Amended and Restated Investors’ Rights Agreement dated as of December 4, 2016 (the “Rights Agreement”), each as entered into by and among Seller, the Company and the other parties listed therein (collectively, the “Stockholder Agreements”).

WHEREAS, Seller desires to sell (the “Sale”) an aggregate of 12,000,000 shares of Series A Preferred Stock (collectively, the “Transferred Shares”) to Purchaser subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereby agree as follow.

1.SALE AND PURCHASE OF SHARES.  On the Effective Date and subject to the terms and conditions of this Agreement, Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller, the Transferred Shares at a purchase price of USD$0.65 per share for an aggregate purchase price of USD$7,800,000 (the “Purchase Price”).  As used in this Agreement, the “Transferred Shares” shall include all of the Transferred Shares sold and transferred under this Agreement and all securities received (a) in replacement of the Transferred Shares, (b) as a result of stock dividends or stock splits in respect of the Transferred Shares and (c) as substitution for the Transferred Shares in a recapitalization, merger, reorganization or the like.  The Company hereby waives any right of first refusal, any other applicable transfer restrictions and all applicable notice requirements for the Company’s benefit with respect to the Sale, it being expressly understood that (a) such waiver shall apply only to the Sale pursuant to this Agreement, (b) Purchaser will hold the Transferred Shares subject to all of the restrictions noted elsewhere in this Agreement and (c) Seller shall continue to be subject to all applicable restrictions with respect to any shares of the Company’s capital stock, if any, held by or for the benefit of Seller other than the Transferred Shares.

2.CLOSING.

2.1Deliveries by Seller.  Seller hereby delivers to the Company:  (a) any stock certificate(s) representing the Transferred Shares, if in Seller’s possession, or otherwise authorizes the Company to remove any such stock certificate(s) from escrow for cancellation and reissuance; (b) an executed copy of this Agreement; and (c) one (1) copy of the executed and completed Stock Power and Assignment Separate from Stock Certificate attached hereto as Exhibit A, transferring the Transferred Shares to Purchaser; in each case the delivery of which is hereby acknowledged to be an express condition of the Company’s execution, delivery and performance pursuant to this Agreement and the transactions contemplated hereby.  Seller hereby delivers to Purchaser an executed copy of this Agreement.

2.2Deliveries by Purchaser.  Purchaser hereby delivers to the Company an executed copy of this Agreement.  Purchaser hereby delivers to Seller:  (a) an executed copy of this Agreement; and (b) a check for the Purchase Price made payable to Seller, or a wire transfer of immediately available funds to an account or accounts designated by Seller.

2.3Deliveries of Stock Certificate(s).  Seller hereby instructs the Company to:  (a) cancel any stock certificates issued to Seller representing the Transferred Shares; and (b) issue duly executed stock certificates evidencing the Transferred Shares in Purchaser’s name.

3.REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser represents and warrants to Seller and the Company as follows.

3.1Authorization.  Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken.  The signatory executing this Agreement on behalf of Purchaser is qualified and has the power to act and is properly exercising his, her or its power under the organizational documents of Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Upon execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights general, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2Purchase for Own Account for Investment.  Purchaser is purchasing the Transferred Shares for Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Transferred Shares within the meaning of the Securities Act; provided that Purchaser may transfer the Transferred Shares without consideration to up to nineteen (19) current investors in Purchaser following the Effective Date.  Other than the potential transfer to current investors in Purchaser referenced in the preceding sentence, Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Transferred Shares.

3.3Non-Contravention; Legal Investment.  The execution, delivery and performance by Purchaser of this Agreement do not and will not contravene or constitute an event of default under or violation of, or be subject to penalties under, (a) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which Purchaser is a party, or (b) any judgment, injunction, order, decree or other instrument binding upon Purchaser, except where such contravention, default, violation or failure to obtain a consent, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to perform fully any material obligation which Purchaser has or will have under this Agreement.

3.4Accredited Investor.  Purchaser and each holder of equity interests in Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

3.5Access to Information.  Purchaser has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Transferred Shares.

3.6Understanding of Risks.  Purchaser is fully aware of:  (a) the highly speculative nature of the Transferred Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Transferred Shares and the restrictions on transferability of the Transferred Shares (e.g., that Purchaser may not be able to sell or dispose of the Transferred Shares); (d) the qualifications and backgrounds of the management of the Company:  and (e) the tax consequences of acquiring the Transferred Shares.  Purchaser hereby acknowledges and agrees that (a) any future purchase, sale or other valuation of the Company’s capital stock could be at a premium or a discount to the purchase price per share, (b) such purchase or sale could occur at any time or not at all, (c) the current value of the Company may not support a sale of any of the Transferred Shares at the purchase price per share as of the Effective Date or any future date at a price per share equal to the purchase price per share (and may only support such a sale at a price per share that is substantially lower than the purchase price per share), and (d) Seller currently has, and later may come into possession of, information with respect to the Company or the Transferred Shares that is not known to Purchaser and that may be material to a decision to purchase or sell the Transferred Shares, including, without limitation, information that may relate to any one or more of the following:  the Company’s financial or tax position; any valuation of the Company or its securities for the purposes of or relating to Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”); or the Company’s results of operations or business prospects (or the increase or diminution of any of the foregoing).  Purchaser acknowledges and agrees that, by agreeing to purchase the Transferred Shares from Seller, it is accepting all risks associated with acquisition and ownership of the Transferred Shares as of the Effective Date, including any depreciation or diminution in the value of the Company’s capital stock.

3.7Purchaser’s Qualification.  By reason of Purchaser’s business or financial experience, Purchaser is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Purchaser’s own interests in this transaction and is financial capable of bearing a total loss of the Transferred Shares.  Furthermore, Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of this investment indefinitely.

3.8No General Solicitation.  At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the Transferred Shares.

3.9Compliance with Securities Laws.  Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Transferred Shares have not been and are not being registered with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, and have not been and are not being qualified under any state securities or blue sky laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and any other applicable securities laws which impose certain restrictions on Purchaser’s ability to transfer the Transferred Shares.

3.10No Public Market.  Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Transferred Shares.  Purchaser understands that the Company has no present intention to file a registration statement with the SEC in connection with a proposed public offering of its securities.

3.11Securities Law Restrictions on Transfer.  Purchaser understands that Purchaser may not transfer any Transferred Shares unless such Transferred Shares are registered under the Securities Act or qualified under any applicable securities law or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification are available.  Purchaser understands that only the Company may file a registration statement with the SEC or any other applicable securities commissioners.  Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Transferred Shares in the amounts or at the times proposed by Purchaser.

3.12Restricted Securities.  Purchaser acknowledges that, because the Transferred Shares have not been registered under the Securities Act, the Transferred Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.  Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby under the Securities Act.

4.REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and warrants to the Company and Purchaser as follows.

4.1Transfer for Own Account.  Seller is selling the Transferred Shares for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of the Transferred Shares within the meaning of the Securities Act.  No portion of the Purchase Price will be received indirectly by the Company.

4.2No General Solicitation.  At no time has Seller presented Purchaser with or solicited Purchaser through any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the Transferred Shares.

4.3No Broker-Dealer.  Seller has not effected the Sale by or through a broker‑dealer in any public offering.

4.4Title to Shares.  Immediately prior to the Effective Date, Seller had valid title to the Transferred Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

4.5Consents.  All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement by Seller and the Sale under this Agreement have been obtained and are in full force and effect.

4.6Authority.  Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Transferred Shares under this Agreement.  Seller has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.7Access to Information.  Seller has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Transferred Shares.

4.8Sophisticated Seller.  Seller:  (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement; and (b) has independently and without reliance upon Purchaser, and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Seller acknowledges that neither Purchaser nor its affiliates or agents have given Seller any investment advice, opinion or other information on whether the sale of the Transferred Shares is prudent.  Seller acknowledges that (a) Purchaser or its affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Transferred Shares (“Seller Excluded Information”) and (b) Seller has determined to sell the Transferred Shares notwithstanding its lack of knowledge of the Seller Excluded Information.  Seller acknowledges the price for the Shares may significantly appreciate or depreciate over time and by agreeing to sell the Transferred Shares to Purchaser pursuant to this Agreement, Seller is giving up the opportunity to sell the Transferred Shares at a possible higher price in the future.

5.Compliance with Securities Laws.  Seller represents that the Transferred Shares are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and any other applicable securities laws.NO RELIANCE.  Each of Seller and Purchaser acknowledges and agrees that neither the Company, nor any of its stockholders, officers, directors, employees, or agents (other than Seller and Purchaser) have (a) acted as an agent, finder or broker for Seller or Purchaser or their respective agents with respect to the officer, purchase and/or sale of the Transferred Shares, (b) made any representations or warranties of any kind, express or implied, to Seller or Purchaser or their respective agents in connection with the offer, purchase and/or sale of the Transferred Shares or (c) at any time had any duty to Seller or Purchaser or their respective agents to disclose any information relating to the Company, its business, or financial condition or relating to any other matters in connection with the offer, purchase and/or sale of the Transferred Shares.  Purchaser and Seller each acknowledge that any information provided to it by the Company was provided as a matter of convenience and that the Company makes no representations of any kind with respect to such information including, but not limited to, the accuracy or completeness of such information.  In making its decision to sell the Transferred Shares, Seller is relying solely on the representations and warranties of Purchaser (and not on any information provided by the Company).  In making its decision to purchase the Transferred Shares, Purchaser is relying solely on the representations and warranties of Seller (and not on any information provided by the Company).

6.COMPLIANCE WITH LAWS AND REGULATIONS.  The Sale will be subject to and conditioned upon compliance by the Company, Seller and Purchaser with all applicable state and federal laws and regulations.

7.VOTING AGREEMENT.  Purchaser hereby agrees to join the Amended and Restated Voting Agreement that will be entered into on the Effective Date immediately prior to this Agreement (but contingent upon the parties satisfying their obligations under this Agreement) by and among the Company and the Stockholders named therein (the “Voting Agreement”) as an Investor (as defined therein) and agrees that the Transferred Shares shall be bound by and subject to the terms of the Voting Agreement and adopts the Voting Agreement with the same force and effect as if Purchaser were originally a party thereto.  From and after the Effective Date, Purchaser agrees that neither it nor any of its affiliates shall solicit any Company security holder to transfer (or participate in any transfer of) any shares of the Company’s capital stock or rights thereto without the Company’s prior written consent.

8.RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

8.1Legends.  Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Transferred Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws or Stockholder Agreements, each as amended and/or restated from time to time:

These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

8.2Stop-Transfer Instructions.  Purchaser agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company acts as its own transfer agent, it may make appropriate notations to the same effect in its own records.  The Company will not be required (a) to transfer on its books any Transferred Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Transferred Shares, or to accord the right to vote or pay dividends, to any purchaser to whom such Transferred Shares have been so transferred.  Purchaser further understands and agrees that the Company may require written assurances, in form and substance satisfactory to counsel for the Company (which may include a requirement that Purchaser’s counsel provide a legal opinion acceptable to the Company), before the Company effects any future transfers of the Transferred Shares.

8.3Unpermitted Transfers Void.  Purchaser agrees that any Transfer or purported Transfer of Transferred Shares shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed and followed.

9.GENERAL PROVISIONS.

9.1Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Company may assign any of its rights and obligations under this Agreement.  No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

9.2Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of law.

9.3Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out or of based upon this Agreement except in the federal or state courts located in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that is not subject personally to the jurisdiction of the above- named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL:  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.4Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto.  A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of New York are open for business.

9.5Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “section” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

9.6Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

9.7Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provisions cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

9.8Amendment and Waivers.  This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provisions herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

9.9Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

9.10Cost of Enforcement.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings against any other party to this Agreement, the non-prevailing party or parties named in such legal proceedings shall pay all costs and expenses incurred by the prevailing party or parties, including, without limitation, reasonable attorneys’ fees.

9.11Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile or as an attachment to an e-mail and upon such delivery, a copy of the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

9.12Covenants.

(a)Agreement upon Transfer of Shares.  Purchaser hereby agrees to enter into a stock transfer agreement with the Company in the form proposed by the Company upon the transfer of any Transferred Shares held by Purchaser to any third party (a “Fund Transferee”), including, without limitation, the transfer of any Transferred Shares to any stockholder, member or partner of Purchaser, and Purchaser agrees that it will not transfer any Transferred Shares to any Fund Transferee if such Fund Transferee will not agree to execute such transfer agreement.

(b)Financial Information and Reporting Agreement. The Company and Seller acknowledge and agree that the term of the Financial Information and Reporting Agreement, dated as of October 31, 2010, by and between such parties (the “Financial Agreement”) is hereby terminated in all respects; provided, however, that Section 3 (Confidentiality) shall survive and remain in full force and effect.  Notwithstanding the foregoing, the Company shall deliver the following information to Seller on a generally accepted accounting principles basis within fourteen (14) days after the Effective Date (and make relevant employees, consultants and advisors available thereafter to answer questions with respect to such information):

•	Capitalization table as of both March 31, 2019 and the Effective Date;
•	Balance sheet as of both March 31, 2019 and the Effective Date;
•	Profit and loss statement for the three months ended March 31, 2019;
•	Profit and loss statement for the period from April 1, 2019 through the Effective Date;
•	Profit and loss statement for the period from January 1, 2019 through the Effective Date;
•	Trial balance as of both March 31, 2019 and the Effective Date;
•	Detailed general ledger export from QuickBooks for the three months ended March 31, 2019;
•	Detailed general ledger export from QuickBooks for the period from April 1, 2019 through the Effective Date;
•	Detailed general ledger export from QuickBooks for the period from January 1, 2019 through the Effective Date; and
•	Updated budget as of the Effective Date covering the period through June 30, 2019 (cash basis forecast is sufficient).

(c)Seller and Purchaser hereby acknowledge and agree that Seller’s rights under Section 2.1 and Section 2.2 of the Rights Agreement are hereby terminated and Purchaser is not entitled to any rights under Section 2.1 or Section 2.2 of the Rights Agreement except to the extent that Purchaser holds Registrable Securities (as such term is defined in the Rights Agreement) with an aggregate original purchase price from the Company exceeding USD$500,000 (or pursuant to such threshold as set forth in the Rights Agreement to the extent the Rights Agreement is amended or restated following the date hereof).  Each party further acknowledges and agrees that all references to Seller in the Rights Agreement are hereby deleted.

9.13Release.

(a)Seller and Purchaser, as well as any person acting by, through, under or in concert with either of the foregoing does hereby release and forever discharge the Company, and its predecessors and successors, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing, from any and all claims, demands, causes of action, obligations, damages, losses, liabilities, contracts, agreements, promises, debts, costs and expenses of any kind whatsoever, whether at law or in equity, asserted or unasserted, known or unknown, suspected or unsuspected, fixed or contingent (collectively, “Claims” and individually, “Claim”), which such party ever had, now has, or may claim to have against the Company, relating to or arising from the transfer and sale of the Transferred Shares. Seller and Purchaser’s release and discharge in this Section 9.13(a) or otherwise shall not apply to Claims that relate to or arise from intentional fraud or willful misrepresentation by the Company arising from or relating to the sale of the Transferred Shares (the “Company Excepted Claims”).  Additionally, Seller and Purchaser hereby knowingly and voluntarily waive any protection relating to unknown claims or otherwise that may exist under statutes and principles of common law as it pertains to the enforcement of the releases provided in this Section 9.13(a), including, without limitation, any state law or analogous law, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Having been so advised, Seller and Purchaser nevertheless elect to and do assume all risks for Claims known or unknown, suspected or unsuspected, heretofore arising from the subject of this Section 9.13(a), and specifically waive any rights it may have under California Civil Code Section 1542, as well as under any other applicable statute or common-law principle with a similar effect (other than Company Excepted Claims).

(b)The Company and Purchaser, as well as any person acting by, through, under or in concert with either of the foregoing does hereby release and forever discharge Seller, and its predecessors and successors, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing, from any and all Claims, which such party ever had, now has, or may claim to have against Seller, relating to or arising from the transfer and sale of the Transferred Shares. The Company and Purchaser’s release and discharge in this Section 9.13(b) or otherwise shall not apply to Claims that relate to or arise from intentional fraud or willful misrepresentation by Seller arising from or relating to the sale of the Transferred Shares (the “Seller Excepted Claims”).  Additionally, the Company and Purchaser hereby knowingly and voluntarily waive any protection relating to unknown claims or otherwise that may exist under statutes and principles of common law as it pertains to the enforcement of the releases provided in this Section 9.13(b), including, without limitation, any state law or analogous law, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Having been so advised, the Company and Purchaser nevertheless elect to and do assume all risks for Claims known or unknown, suspected or unsuspected, heretofore arising from the subject of this Section 9.13(b), and specifically waive any rights it may have under California Civil Code Section 1542, as well as under any other applicable statute or common-law principle with a similar effect (other than Seller Excepted Claims).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Stock Purchase Agreement to be executed by its duly authorized representative and Seller and Purchaser have each executed this Stock Purchase Agreement, as of the Effective Date.

SELLER: Merrimack Pharmaceuticals, Inc.

By:	/s/ Richard Peters
Name:	Richard Peters
Title:	CEO

PURCHASER: HNKK Holdings Limited

By:	/s/ Elaine Chan
Name:	Elaine Chan
Title:	Authorized Signatory

COMPANY:  Silver Creek Pharmaceuticals, Inc.

By:	/s/ Michael C. Fairbanks
Name:	Michael C. Fairbanks
Title:	Chairman